UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2725 Fairfield Road, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            Stryker Corporation issued a press release on October 18, 2005 announcing its third quarter and first nine months 2005 operating results.  A copy of this press release is attached hereto as Exhibit 99.1.

            In its press release, the Company has presented adjusted net earnings that exclude the impact of the income tax expense associated with the planned repatriation of undistributed foreign earnings under the provisions of the American Jobs Creation Act reflected in the Company's results for the three month and nine month periods ended September 30, 2005 as well as a purchased in-process research and development charge reflected in its results for the three month and nine month periods ended September 30, 2004.  This adjusted financial measure does not replace the presentation of the Company's reported results stated under generally accepted accounting principles (GAAP).  The Company has provided this supplemental non-GAAP financial measure because it provides meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses this non-GAAP financial measure for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process.  In addition, the Company believes investors will utilize this information to evaluate period-to-period results and to better understand potential future operating results. The Company encourages investors and other users of these financial statements to review its consolidated financial statements and other publicly filed reports in their entirety and to not rely solely on any single financial measure.  A reconciliation of reported net earnings to adjusted net earnings before the additional income tax expense associated with the planned repatriation of foreign earnings and the purchased in-process research and development charge is included in the Company's press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release dated October 18, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRYKER CORPORATION
(Registrant)

October 18, 2005	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated October 18, 2005